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CONTRACT B                                                         EXHIBIT 10.74
                                  CONFIRMATION


Date:       September 11, 1997

To:         IDEC Pharmaceuticals Corporation ("Party B")

Attention:  Phillip Schneider

From:       Swiss Bank Corporation, London Branch ("Party A")

Re:         Equity Option Confirmation
            Reference Number 1262213
--------------------------------------------------------------------------------
The purpose of this communication is to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 26, 1997, as amended and supplemented from time to time (the "Agreement"), between you and Swiss Bank Corporation. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date                   :      *_________*

Buyer                        :      Party A

Seller                       :      Party B

Option Style                 :      European Option

----------

*________*Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Option Type                  :      Call

Shares                       :      Common Stock of IDEC Pharmaceuticals
                                    Corporation  (Symbol: IDPH)

Number of Options            :      900,000

Contract Multiplier          :      1.00

Strike Price                 :      USD 46.40

Total Premium                :      *__________*.

Expiration Date              :      *__________*, or, if that date is not an
                                    Exchange Business Day, the following day that is an Exchange Business Day

Currency
Business Day                 :      Any day on which commercial banks are open
                                    for business (including dealings in foreign exchange and foreign currency deposits) in the cities from which and in which a payment is to be made.

Exchange
Business Day                 :      A day that is (or but for the occurrence of
                                    a Market Disruption Event, would have been) a trading day on the Exchange and the Pacific Stock Exchange (other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, first announced on the day of such closing).

Normal
Trading Day                  :      An Exchange Business Day on which no Market
                                    Disruption Event has occurred or is
                                    continuing.

Market
Disruption Event             :      The occurrence or existence on any Exchange
                                    Business Day during the one-half hour period that ends at the close of business of any suspension of or limitation imposed on trading (by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), provided that any such event is material in the reasonable determination of the Calculation Agent, on:
                                    (i) the Exchange in the Shares; or (ii) the Pacific Stock Exchange in

----------

 *________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                    options contracts on the Shares.

Exchange                     :      Nasdaq National Market

Clearance System
Business Day                 :      Any day on which the Clearance System is
                                    open for the acceptance and execution of settlement instructions.

Clearance System             :      Depository Trust Company, or any successor
                                    to or transferee of such clearance system.

Calculation Agent            :      Party A, whose calculations shall be binding
                                    absent manifest error.

Procedure for Exercise

Exercise Date                :      The Expiration Date.

Expiration Time              :      5:00 p.m. local time in New York City

Automatic Exercise           :      The Transaction will be deemed to be
                                    automatically exercised if it is
                                    In-the-Money on the Expiration Date, unless
                                    (i) the Buyer has notified the Seller (by telephone or in writing) prior to 5:00 p.m.
                                    local time in New York City on the
                                    Expiration Date that it does not wish to exercise the Transaction; or (ii) the Closing Value cannot be determined on the Expiration Date. If the Transaction is to be cash settled or net share settled, "In-the-Money" means that the Cash
                                    Settlement Amount is greater than zero. If the Transaction is to be physically settled, "In-the-Money" means that the Closing Value is greater than the Strike Price. "Closing
                                    Value" means the closing price of the
                                    Shares, as reported on the Exchange, on the Expiration Date.

Seller's telephone
or facsimile number
for purposes of
giving notice                :      Telephone:   619-458-8813
                                    Fax:         619-458-8439
                                    Attention:   Phil Schneider

Settlement Terms

Settlement                   :      The Transaction will be physically settled;
                                    provided, however, that Party B may elect to cash settle or net share settle the Transaction by giving notice to Party A no later than 20 Exchange Business Days before the Expiration Date (the date of such notice, the "Election Date").
                                    Notwithstanding the foregoing, if on the Initial Date the registration statement referred to in Section 4.1 of the Agreement
                                    Regarding Registration Rights and Related
                                    Obligations (the "Registration Agreement") attached hereto as Exhibit I has not become effective, the Transaction will be cash settled and the parties shall have no further obligations under the Registration
                                    Agreement.

Physical Settlement          :      If the Transaction is to be physically
                                    settled:



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                                    (a) within three Exchange Business Days
                                    after the Election Date, Party A and Party B will enter into the Registration Agreement attached hereto as Exhibit I; and

                                    (b) on the Settlement Date, the Seller shall deliver to the Buyer the number of Shares equal to the Contract Multiplier multiplied by the number of Options exercised against payment by the Buyer to the Seller of an amount equal to the product of (A) the Strike Price multiplied by (B) the Contract Multiplier multiplied by (C) the number of Options exercised. Such payment and such delivery will be made through the Clearance System at the accounts specified below, on a delivery versus payment basis.

Cash Settlement              :      If the Transaction is to be cash settled:

                                    (a)   within one Currency Business Day after
                                    written notice by Party A, Party B will pay to Party A the Prepayment Amount. The "Prepayment Amount" shall be an amount calculated by the Calculation Agent equal to (i) the Contract Multiplier multiplied by (ii) the number of Options to be exercised multiplied by (iii) the result of subtracting the Strike Price from the closing price of the Shares, as reported on the Exchange, on the Election Date.

                                    (b) on the Settlement Date, the following payment shall be made:

                                         (i) if a Prepayment Amount has been
                                         paid by Party B, then (A) if the Final
                                         Payment Amount is a positive number,
                                         Party B shall pay to Party A an amount
                                         equal to the Final Payment Amount and
                                         (B) if the Final Payment Amount is a
                                         negative number, Party A shall pay to
                                         Party B an amount equal to the absolute
                                         value of the Final Payment Amount. The
                                         "Final Payment Amount" shall be an
                                         amount, which may be less than zero,
                                         calculated by the Calculation Agent
                                         equal to (A) the Cash Settlement Amount
                                         minus (B) the Prepayment Amount minus
                                         (C) the Interest Amount. The "Cash
                                         Settlement Amount" shall be the greater
                                         of (A) zero and (B) an amount
                                         calculated by the Calculation Agent
                                         equal to (1) the Contract Multiplier
                                         multiplied by (2) the number of Options
                                         exercised multiplied by (3) the result
                                         of subtracting the Strike Price from
                                         the Reference Price. The "Interest
                                         Amount" shall be an amount calculated
                                         by the Calculation Agent equal to the
                                         aggregate sum of the amounts of
                                         interest calculated for each day in the
                                         period from (and including) the date
                                         the Prepayment Amount is received by
                                         Party A to (but excluding) the
                                         Settlement Date, determined as follows:
                                         (A) the Prepayment Amount multiplied by
                                         (B) the overnight Federal Funds Rate
                                         for such day as reported in Federal
                                         Reserve Publication H.15-519 divided by
                                         (C) 360.

                                         (ii) if a Prepayment Amount has not
                                         been paid by Party B, Party B shall pay
                                         to Party A the Cash Settlement Amount,
                                         if any.

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

Reference Price              :      (a) If the Valuation Period contains
                                    *______* Normal Trading Days, the Reference
                                    Price shall be the arithmetic average of the Share Prices on those *_____* Normal Trading
                                    Days.

                                    (b) If the Valuation Period does not contain
                                    *_____* Normal Trading Days, the parties shall jointly determine the Share Price for the Valuation Date and as many Exchange Business Days immediately preceding the Valuation Date as shall be necessary, when such Share Prices are taken together with the Share Prices on all Normal Trading Days occurring within the Valuation Period, to provide *______* Share Prices, and in such case the Reference Price shall be the arithmetic average of those *______* Share Prices. If the parties are unable to reach agreement on the foregoing determination, then the parties will negotiate in good faith to agree on an independent third party that will make such determination, and, if they cannot agree within three Exchange Business Days each of Party A and Party B will promptly choose an independent third party and instruct the parties so chosen to agree on another independent third party that will make such determination. The determination of an independent third party will be binding absent manifest error. The costs of such independent third party will be borne equally by Party A and Party B.


Share Price                  :      The closing price of the Shares as reported
                                    on the Exchange.


Valuation Period             :      The period from and including the *______*
                                    Exchange Business Day immediately preceding the Expiration Date (the "Initial Date") to and including the *______* Exchange
                                    Business Day immediately following the
                                    Expiration Date, provided that if any
                                    Exchange Business Day in the Valuation
                                    Period as so determined, shall not be a
                                    Normal Trading Day, the Valuation Period shall be extended so that the Valuation
                                    Period includes *___* Normal Trading Days, but in no event shall the last day of the Valuation Period be later than the *____*
                                    Exchange Business Day following the
                                    Expiration Date, and in no event shall the Valuation Period include any day before the Initial Date.

Valuation Date               :      The last day of the Valuation Period.

Net Share
Settlement                   :      If a Transaction is to be net share settled,

                                    (a) within three Exchange Business Days
                                    after the Election Date, Party A and Party B will enter into the Registration Agreement attached hereto as Exhibit I; and

                                    (b) on the Settlement Date, Party B shall deliver to Party A the number of whole Shares (the "Settlement Shares") equal to
                                    (i) the Cash Settlement Amount divided by
                                    (ii) the Closing Value, plus cash in lieu of any fractional Shares. If within ten Exchange Business Days after the Settlement Date, Party A resells all or any

----------

*________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                                    portion of the Settlement Shares and the net
                                    proceeds received by the Party A upon resale of such Shares exceed the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party A shall promptly refund in cash such difference to Party B. In the event that such net proceeds are less than the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party B shall pay in cash or additional Shares such difference (the "Make-whole Amount") to Party A promptly after receipt of notice thereof. In the event that Party B elects to pay the Make-whole Amount in additional Shares,
                                    Party B shall deliver to Party A the number of whole Shares (the "Make-whole Shares") equal to (i) the Make-whole Amount divided by (ii) the closing price of the Shares as reported on the Exchange on the Exchange Business Day prior to delivery of such Shares. If within ten Exchange Business Days after the delivery of the Make-whole Shares to Party A, Party A resells all or any portion of such Shares and the net proceeds received by Party A exceed or are less than the Make-whole Amount (or if less than all of the Make-whole Shares are resold, the applicable pro rata portion of the Make-whole Amount), the provisions set forth above with respect to payment of the Settlement Payment in Shares, including Make-whole requirements, shall apply.

Settlement Date              :      If the Transaction is to be cash settled,
                                    the Settlement Date shall be three Currency
                                    Business Days after the Valuation Date. If the Transaction is to be physically settled or net share settled, the Settlement Date shall be three Clearance System Business
                                    Days after the Exercise Date.

Change in Expiration Date

Delay of Expiration
Date                         :      At any time prior to fifteen days prior to
                                    the date that otherwise would have been the Expiration Date, Party B may notify Party A that it would like to delay the Expiration
                                    Date to a date (the "Termination Date") not less than ten Exchange Business Days after the date of such notice and not more than 90 days after the original Expiration Date.
                                    Promptly after receipt of such notice, Party
                                    A shall notify Party B of the additional amount, if any, required to be paid (the
                                    "Settlement Amount") by the Buyer of the Transaction to compensate the Seller of the Transaction for such delay. The Settlement
                                    Amount shall be reasonably determined by Party A based upon Party A's then current methodology for pricing options. Within five
                                    Exchange Business Days after receipt of
                                    notice of the Settlement Amount from Party
                                    A, Party B shall notify Party A whether it agrees to the Settlement Amount (the date of such notice, the "Agreement Date"). If Party
                                    B agrees to the Settlement Amount (i) the Termination Date shall be deemed to be the Expiration Date for all purposes of this Confirmation; and (ii) the Settlement
                                    Amount, which shall be in addition to any payment or delivery, if any, otherwise required to be made under the terms of the Transaction, shall be paid by the Buyer on the third Currency Business Day after the Agreement Date. If Party B does not agree to the


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                                    Settlement Amount, the Expiration Date shall
                                    not be delayed.

Adjustment Events

Adjustments                  :      During the life of the Transaction, if any
                                    adjustment is made by The Options Clearing
                                    Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options
                                    ("OCC Options") on the Shares which are the subject of the Transactions, an equivalent adjustment shall be made in the terms of the Transaction. Except as provided in the following paragraph and in the "Additional
                                    Adjustment Provisions" below, no adjustment shall be made in the terms of the Transaction for any event that does not result in an adjustment to the terms of outstanding OCC Options on the Shares.
                                    Without limiting the generality of the
                                    foregoing, NO ADJUSTMENT SHALL BE MADE IN
                                    THE TERMS OF THE TRANSACTIONS FOR ORDINARY
                                    CASH DIVIDENDS ON THE SHARES EXCEPT AS
                                    PROVIDED IN THE "ADDITIONAL ADJUSTMENT
                                    PROVISIONS" BELOW.

                                    If at any time during the life of the
                                    Transaction there shall be no outstanding
                                    OCC Options on the Shares, and an event
                                    shall occur for which an adjustment might otherwise be made under the By-Laws, Rules, and stated policies of the OCC applicable to the adjustment of OCC Options (the "OCC Adjustment Rules"), the parties shall use their best efforts, applying the principles set forth in the OCC Adjustment Rules, to jointly determine whether to adjust the terms of the Transaction and the nature of any such adjustment.

Additional
Adjustments                  :      Notwithstanding the foregoing, if upon the
                                    occurrence of the following events during the life of the Transaction no adjustment is required to be made to the terms of the Transaction in accordance with the foregoing provisions or if an adjustment has been made but such adjustment is, in the determination of the Calculation Agent, insufficient to preserve the economic benefit of the Transaction for the parties, the following additional adjustments shall be made to the terms of the Transaction:

                                    (a) If (i) an ordinary cash dividend is
                                    declared or paid on the Shares or (ii) a special cash dividend is declared or paid on the Shares and in either case the Ex-Dividend Date with respect to such dividend occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (each, a "Dividend Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Dividend Event in accordance with the following formulas:

                                                       SP[0] (CP[0] - DA)
                                                       ------------------
                                            SP[1]    =        CP[0]

                                                          SP[0]
                                                          -----
                                            CM[1]    =    SP[1]


                                            Where:




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                         (i)   SP[1] = Strike Price after the Dividend Event

                         (ii)  CM[1] = Contract Multiplier after the Dividend
                                       Event

                         (iii) SP[0] = Strike Price on the Exchange Business
                                       Day immediately preceding the
                                       Ex-Dividend Date with respect to the
                                       Dividend Event

                         (iv)  CP[0] = The closing price of the Shares, as
                                       reported on the Exchange, on the
                                       Exchange Business Day immediately
                                       preceding the Ex-Dividend Date with
                                       respect to the Dividend Event

                         (vi)  DA    = The amount of the ordinary cash
                                       dividend or the special cash dividend,
                                       as the case may be

                          (b) If there occurs a tender offer, by the issuer of the Shares (the "Issuer") or a third party, for the Shares, and the date of the expiration of such offer (the "Termination Date") occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (an "Adjustment Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Adjustment Event in accordance with the following formulas:

                                                  (CP[0] x N[0])-C
                                                  --------------
                               SP[1]  =   SP[0] x [CP[0] x (N[0]-N[1])]

                                          SP[0]
                                          -----
                               CM1    =   SP[1]


                                      Where:

                          (i) SP[1] = Strike Price after the Adjustment
                                      Event

                          (ii) CM[1] = Contract Multiplier after the
                                       Adjustment Event

                          (iii) SP[0] = Strike Price on the Completion Date
                                        (as hereinafter defined)

                          (iv) CP[0]  = The closing price of the Shares, as
                                        reported on the Exchange, on the
                                        Completion Date

                          (v) N[0] =    Total number of shares of common
                                        stock of the Issuer outstanding on
                                        the Completion Date

                          (vi) C   =    Price paid by the offeror per share
                                        of common stock of the Issuer
                                        multiplied by the total number of
                                        shares purchased by the offer or
                                        pursuant to the Adjustment Event

                          (vii) N[1] =  Total number of shares of common
                                        stock of the Issuer purchased by
                                        the offeror pursuant to the
                                        Adjustment Event



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                               (viii) "Completion Date" means the Termination
                                      Date; provided, however, that if the
                                      period following the Termination Date
                                      within which delivery of tendered shares may be guaranteed is less than the customary settlement period for a sale of the Shares executed through the Clearance System, the Completion Date shall be the date which precedes the Termination Date by the number of Exchange Business Days equal to such difference

Miscellaneous

Transfer              :        Neither party may transfer the Transaction, in
                               whole or in part, without the prior written consent of the non-transferring party.

Account Details

Payments and deliveries to Party A: Previously provided

Payments and deliveries to Party B: Previously provided



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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

SWISS BANK CORPORATION, LONDON BRANCH


By:                                   By:
   --------------------------------      -------------------------------------
Name:                                 Name:
Title:                                Title:



Confirmed as of the ___ day
of ____________, 199__

IDEC PHARMACEUTICALS CORPORATION



By:
   --------------------------------
Name:
Title:


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